[Confidential treatment has been requested as to certain portions of this document.  Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]

EXHIBIT 10.8

 February 25, 2009

Jon Last
President
Bard Access Systems, Inc.
605 North 5600 West
Salt Lake City, Utah 84116

Re:           Chronoflex Agreement extension and amendment

Dear Jon:

We refer to the Development, Supply and License Agreement, dated November 11, 1992 (the “Original Agreement’), by and between AdvanSource Biomaterials, Corp. (formerly known as  CardioTech International, Inc. and Polymedica Industries, Inc.) (“AdvanSource”) and Bard Access Systems, Inc. (“Bard”), as amended by the Amendment to Development, Supply and License Agreement, dated January 26, 1999 (the “Amendment”) between AdvanSource and Bard, and as modified by the letter agreement between Bard and AdvanSource dated October 30, 2001 (the “First Letter’), the letter agreement between Bard and AdvanSource dated July 1, 2003 (the “Second Letter”) and the letter agreement between Bard and AdvanSource dated April 1, 2004 (the “Third Letter”). The Original Agreement, the Amendment, the First Letter, the Second Letter and the Third Letter are referred to herein collectively as the “Agreement”. Capitalized terms used herein but not defined herein shall have the meanings given such terms in the Agreement.

As of March 31, 2009, Bard and AdvanSource agree to amend the Agreement as follows:

1.	Section 1.10 of the Agreement is hereby deleted in its entirety.

2.
AdvanSource’s obligations set forth in Article VI, Exclusive Supply of CHRONOFLEX of the Original Agreement and any supply and license obligations of AdvanSource set forth in the First Letter, Second Letter and Third Letter shall be non-exclusive.

3.	Section 8.2 is hereby deleted in its entirety and replaced as follows:

“From April 1, 2009 through March 31, 2011, AdvanSource and Bard hereby agree that the price for CHRONOFLEX and IMPROVEMENTS, FOB AdvanSource’s manufacturing facility, exclusive of sales tax and customs duties, if any, shall become [***] of CHRONOFLEX.”

4.	Sections 8.3, 8.3(a) and 8.6 of the Agreement are hereby deleted in their entirety.

5.	Section 9.1 of the Agreement and any royalty obligations set forth in the First Letter, Second Letter and Third Letter are hereby deleted in their entirety and replaced as follows:

“From April 1, 2009 through March 31, 2010, Bard shall pay AdvanSource a royalty in the amount of [***] of PRODUCT that is COMMERCIALLY SOLD and that would infringe an issued claim of a patent included in the PROPRIETARY RIGHTS if COMMERCIALLY SOLD in a country in which an issued claim of such patent included in the PROPRIETARY RIGHTS is valid and subsisting at the time of COMMERCIAL SALE, provided, however, that only one royalty shall be due to AdvanSource regardless of the number of issued claims of patents included in the PROPRIETARY RIGHTS that may cover such PRODUCT and regardless of the number of COMMERCIAL SALES or transfers of such PRODUCT.

From April 1, 2010 through March 31, 2011, Bard shall pay AdvanSource a royalty in the amount of [***] of PRODUCT that is COMMERCIALLY SOLD and that would infringe an issued claim of a patent included in the PROPRIETARY RIGHTS if COMMERCIALLY SOLD in a country in which an issued claim of such patent included in the PROPRIETARY RIGHTS is valid and subsisting at the time of COMMERCIAL SALE, provided, however, that only one royalty shall be due to AdvanSource regardless of the number of issued claims of patents included in the PROPRIETARY RIGHTS that may cover such PRODUCT and regardless of the number of COMMERCIAL SALES or transfers of such PRODUCT.”

6.	Section 9.2 of the Agreement is hereby deleted in its entirety and replaced as follows:

“Periodic royalties payable under Section 9.1 shall be paid by Bard to AdvanSource within forty-five (45) days of the close of the calendar quarter to which such payment relates.  Bard will keep or cause to be kept accurate written records of the COMMERCIAL SALES of PRODUCTS sold in each such quarter and will supply AdvanSource with a written summary thereof at the time of its payment of the period royalties therefore.  Bard hereby grants to AdvanSource the right, during normal business hours and upon reasonable advance notice to Bard, to have an independent certified public accounting firm, reasonably acceptable to Bard, inspect Bard’s records relating to the payment of royalties hereunder, no more often than once per year, for the purpose of ascertaining the correctness and accuracy of the information contained in royalty reports furnished by Bard.  The cost of any such audit shall be borne by AdvanSource, provided, however, in the event such audit indicates a discrepancy of greater than five percent (5%) to the detriment of AdvanSource, Bard shall reimburse AdvanSource for the cost of such accounting firm audit within thirty (30) days of Bard’s receipt of evidence of AdvanSource’s incurred actual out-of-pocket cost for the same.”

7.	Sections 9.3, 9.4 and 9.5 of the Agreement are hereby deleted in their entirety.

8.	Section 11.1 of the Agreement is hereby deleted in its entirety and replaced as follows:

“Except as otherwise provided herein, this Agreement shall commence of the EFFECTIVE DATE and shall continue thereafter until March 31, 2011, unless sooner terminated as provided below.”

9.	Section 11.2 of the Agreement is hereby deleted in its entirety.

10.	Section 11.3 of the Agreement is hereby deleted in its entirety and replaced as follows:

“Bard shall have the right to terminate this Agreement at any time, for any reason with or without cause and without resulting liability, by providing AdvanSource with twelve (12) month advance written notice.”

11.	Section 11.4 of the Agreement is hereby deleted in its entirety.

12.	Section 15.1 of the Agreement is hereby deleted in its entirety and replaced as follows:

“All notices required or permitted to be given under this Agreement shall be in writing and shall be deemed effective and given when delivered in person or sent by edified or registered mail, postage and certification prepaid, return receipt requested, addressed to the party to be notified at its address first above written or to such changed address as the party may direct by notice given in the aforementioned matter.  In the case of notices to Bard, the same shall be directed to the attention of Bard’s President with a copy to the attention: General Counsel, C. R. Bard, Inc., 730 Central Avenue, Murray Hill, New Jersey 07974.  In the case of notices to AdvanSourcne, a copy of same shall be directed to: Michael Adams at AdvanSource with a copy to Khristine Carroll at AdvanSource.”

13.	Schedule A of the Agreement is hereby deleted in its entirety and replaced by Schedule A attached hereto.

14.	Schedule C of the Agreement is hereby deleted in its entirety and replaced by Schedule C attached hereto.

This letter agreement, the Original Agreement, the Amendment, the First Letter, the Second Letter and the Third Letter shall hereafter contain the entire understanding of the parties with respect to the subject matter hereof and thereof, and supersede in all respects any and all prior oral or written agreements or understandings. This letter agreement may be amended or modified only by a written agreement executed by the parties hereto.

If the foregoing is in accordance with your understanding, please so indicate by executing a copy of this letter and returning it to the undersigned, whereupon this letter shall become our binding agreement.

Sincerely,

/s/ Khristine Carroll
Khristine Carroll
Vice President – Sales and Marketing
AdvanSource Biomaterials Corp.

In witness whereof, each party has caused this Amendment to be executed by their duly authorized representatives on the date and the year first written above.

AdvanSource Biomaterials Corp.

By: /s/ Michael Adams______________
Michael Adams
President                                                                           _

Agreed to and accepted by:

BARD ACCESS SYSTEMS, INC.

By: /s/ Jon Last__________________
Jon Last
President

[Confidential treatment has been requested as to certain portions of this document.  Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]

Schedule A

ChronoFlex Resin Specifications

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